EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into this Registration Statement of Akorn, Inc. on Form S-8 of our report dated March 13, 2008 relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
Chicago, Illinois
September 11, 2009